UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA		20166-6691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2012, National Rural Utilities Cooperative Finance Corporation (“CFC”) issued a press release announcing the results through 5:00 p.m., New York City time, on September 24, 2012 of its offer to exchange (the “Exchange Offer”) its 8.00% Medium Term Notes, Series C, due 2032 for consideration of Collateral Trust Bonds due November 1, 2032 and cash. CFC also announced an increase in the exchange cap to $339,621,000. On September 25, 2012, CFC issued a press release announcing the pricing of its Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on October 9, 2012, unless extended by CFC. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 24, 2012, issued by National Rural Utilities Cooperative Finance Corporation.

99.2	Press release, dated September 25, 2012, issued by National Rural Utilities Cooperative Finance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and Chief Financial Officer

Dated: September 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 24, 2012, issued by National Rural Utilities Cooperative Finance Corporation.

99.2	Press release, dated September 25, 2012, issued by National Rural Utilities Cooperative Finance Corporation.